Exhibit 99.1

News Release
For more information contact:
Dennis J. Zember Jr.
Executive Vice President & CFO
(229) 890-1111

AMERIS BANCORP REPORTS SLIGHT INCREASE IN EARNINGS FOR
SECOND QUARTER OF 2007

AMERIS BANCORP (NasdaqGS: ABCB), Moultrie, Georgia, reported net income of $5.4 million, or $0.39 per share, for the quarter ended June 30, 2007, compared to net income of $5.3 million, or $0.40 per share, in the same quarter of 2006.  Year to date earnings totaled $10.4 million or $0.76 per share compared to $10.4 million or $0.79 per share for the same period in 2006.

Continued momentum in balance sheet growth
Total assets at June 30, 2007 were $2.05 billion, an increase of $265.7 million or 14.9% over total assets at June 30, 2006.  Loans increased $226.1 million or 17.0% to $1.56 billion from $1.33 billion at June 30, 2006.  Deposits grew to $1.70 billion, an increase of 17.2% or $249.1 million from the same time in 2006.  Management attributes continued double digit growth in loans and deposits to several on-going initiatives.  First, management in the Company’s core markets has recruited heavily during the previous two years and has succeeded in strengthening sales and production teams, primarily with business bankers and mortgage bankers.  Secondly, recent expansion into larger, metropolitan markets has led to the hiring of seasoned bankers and executives at a faster pace than was originally planned.  Growth in loans and deposits in these markets has exceeded plans as well while the Company attempts to build a meaningful franchise in these new markets.  Management estimates that recent expansion efforts in South Carolina and Jacksonville, Florida have cost approximately $0.02 per share in the current quarter and $0.05 per share for the year to date period.  Ameris anticipated that these efforts will be accretive to current shareholders sometime in 2008.

Growth in net interest income and efforts to manage the margin to higher levels
Net interest income for the second quarter of 2007 was $18.3 million, an increase of 3.7% over the same period in 2006.  Growth in interest and fees on loans of $5.2 million or 19.8% was fully offset with higher funding costs as total interest expense increased $5.4 million or 44.1% compared to the same quarter in 2006.

The Company’s net interest margin for the second quarter of 2007 was 4.03%, down from the 4.50% reported in the same quarter in 2006.    During the second quarter of 2007, the Company reversed the accrued interest on a loan relationship under which interest payments became past due.  This reduced loan yields by 0.13% and the overall net interest margin by 0.11% for the second quarter of 2007.  Excluding this non-recurring adjustment, the net interest margin increased to 4.14% from 4.10% in the first quarter of 2007.  Excluding the adjustment, yield on loans increased to 8.59% in the second quarter of 2007 from 8.57% in the first quarter of 2007 while total earning asset yields improved to 7.91%, compared to 7.85% for the same periods.

Funding cost increases moderated during the quarter as total cost of funds increased only 0.05% to 3.84%.  Deposit costs increased to 3.68% during the second quarter compared to 3.64% in the first quarter of the year while non-deposit borrowing costs increased more substantially, from 5.68% to 5.81% during the same periods.

Disciplines being practiced to maintain profitability in the net interest margin and to manage to higher levels have improved significantly during the first half of the year.  The Company’s bankers have negotiated diligently on both sides of the balance sheet and have worked aggressively to determine the sensitivity of the customer base to rate changes.  Management is confident that the positively shaped yield curve which materialized late in the second quarter will provide a boost to margins, particularly impacting the asset side of the balance sheet.  The pricing disciplines being worked by the Company’s bankers and leadership will allow Ameris to benefit from the positive yield curve and should be evident in yields and margins for the last half of the year and fully in 2008.

Focus on operating expenses
Operating expenses during the second quarter of 2007 were $13.8 million compared to $12.3 million for the same quarter in 2006.  Operating expense growth relates mostly to expanding the sales force in markets such as South Carolina and Jacksonville.  In many of the Company’s core markets, sales forces have been expanded over the past two years as well.  These expansions in core markets have typically been offset by fewer employees in non-customer contact roles and ultimately resulted in little growth in operating expense while providing a more robust platform for growth. The expansion expenses for newer markets totaled approximately $1.1 million for the quarter and $2.1 million for the year to date period.  Excluding these expenses, operating expenses grew 2.4% and 7.1% for the quarter and year to date periods, respectively.  Additional efforts to improve operating expenses are underway and the Company’s efforts to streamline back room functions such as loan operations and deposit operations should be completed by the end of 2007.

Improvement in operating income
Operating income during the second quarter of 2007 increased by 31.3% to $4.6 million when compared to the same quarter in 2006.  Operating income for the same quarter in 2006 was negatively impacted by the loss on the sale of investment securities totaling approximately $314,000.

Service charges on deposit accounts increased 4.8% during the current quarter compared to the same period in 2006.  Increases in fees, both monthly charges and insufficient funds charges were offset by limited offerings of free or reduced-fee checking products.  It is anticipated that during the third and fourth quarters of 2007 the Company’s marketing efforts will center on campaigns to sell lower cost deposit accounts.  Management believes these new accounts will produce little or no service charges but will further improve net interest margins and provide the expanded sales force additional avenues to sell profitable products and services.

Income from mortgage banking activities grew solidly during the quarter, increasing 61.7% to approximately $800,000 during the second quarter of 2007.  For the year to date period, income from mortgage banking activities has improved 56.3% to approximately $1.5 million.  As mentioned earlier, efforts to expand sales and production staffs have regularly included mortgage bankers.  Over the last six months, the Company’s new and existing mortgage bankers have solidified their place in the market and have begun to produce at levels expected by management.  Further improvement in the second half of 2007 is expected as additional bankers are being recruited and pipelines for current production remain strong.

Focus on credit risk
Non-performing assets at the end of the quarter were $18.3 million or 1.17% of total loans and OREO.  Approximately 33% of total non-performing assets is held in a single loan relationship that management classified as non-accrual during the second quarter.  The loan, totaling approximately $6.5 million at the end of the quarter, is secured by improved real estate.  The Company’s assessment of the loan relationship lead us to believe that minimal loss exposure exists in the loan.  Aggressive legal efforts are underway to force compliance with the loan terms.  Management believes that the relationship will be classified as non-performing through the end of 2007.

Excluding this loan relationship, non-performing assets increased slightly to 0.77% compared to 0.67% at March 31, 2007 and 0.60% at December 31, 2006.  The Company’s loan loss reserve was 1.61% of total loans, compared to 1.72% at December 31, 2006.

Management continues to focus on assessing and managing credit risk.  That effort is concentrated in two primary areas: sound credit administration oversight coupled with high-quality underwriting, and early recognition of developing weaknesses in the loan portfolio.  Credit administration monitors market conditions and directs the lending focus, both in generating new business and ensuring risk analysis is completed to Ameris’ high standards.

Ameris Bancorp is headquartered in Moultrie, Georgia, and has 46 locations in Georgia, Alabama, northern Florida and South Carolina.

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Ameris Bancorp Common Stock is quoted on the NASDAQ Global Select Market under the symbol “ABCB”. The preceding release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe”, “estimate”, “expect”, “intend”, “anticipate” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Six Months Ended
	June	Mar.	Dec.	Sept.	June	June	June
	2007	2007	2006	2006	2006	2007	2006

EARNINGS
Net Income	$5,373	$5,024	$5,758	$5,954	$5,315	$10,397	$10,415

PER COMMON SHARE DATA
Earnings per share:
Basic	0.40	0.37	0.44	0.46	0.41	0.77	0.80
Diluted	0.39	0.37	0.43	0.45	0.40	0.76	0.79
Cash Dividends per share	0.14	0.14	0.14	0.14	0.14	0.28	0.28
Book value per share (period end)	13.60	13.51	13.24	12.31	11.75	13.60	11.75
Tangible book value per share (period end)	9.16	9.06	8.73	8.58	7.99	9.16	7.99
Weighted average number of shares:
Basic	13,485,683	13,443,850	13,044,493	13,022,400	12,985,424	13,464,766	12,968,687
Diluted	13,663,072	13,667,509	13,269,289	13,226,055	13,139,130	13,665,050	13,118,881
Period-end number of shares	13,541,476	13,527,520	13,553,002	13,033,193	13,021,510	13,541,476	13,021,510
Market data:
High closing price	25.58	28.32	29.13	27.91	23.24	28.15	22.75
Low closing price	21.76	23.25	25.90	21.09	20.23	21.76	19.36
Period end closing price	22.47	24.48	28.18	27.21	23.14	22.47	22.78
Average daily volume	38,941	41,130	23,016	36,957	21,949	40,017	19,127

PERFORMANCE RATIOS
Return on average assets	1.06%	1.01%	1.17%	1.28%	1.23%	1.04%	1.21%
Return on average equity	11.64%	11.22%	13.51%	15.15%	13.99%	11.43%	13.91%
Earning asset yield (TE)	7.80%	7.85%	7.64%	7.73%	7.58%	7.83%	7.36%
Total cost of funds	3.84%	3.79%	3.65%	3.50%	3.10%	3.81%	2.97%
Net interest margin (TE)	4.03%	4.10%	4.03%	4.26%	4.50%	4.07%	4.41%
Non-interest income excluding securities transactions,
as a percent of total revenue (TE)	11.34%	11.29%	17.02%	13.82%	11.50%	11.31%	11.97%
Efficiency ratio	59.98%	62.96%	62.66%	58.24%	57.97%	61.47%	58.75%

CAPITAL ADEQUACY
Equity to assets	8.98%	8.97%	8.73%	8.25%	8.58%	8.98%	8.58%
Tangible common equity to assets	6.24%	6.20%	5.95%	5.90%	6.00%	6.24%	6.00%

OTHER PERIOD-END DATA
FTE Headcount	604	600	600	588	585	604	585
Assets per FTE	$3,393	$3,394	$3,413	$3,309	$3,048	$3,393	$3,048
Branch locations	46	46	44	43	42	46	42
Deposits per branch location	$36,852	$37,228	$38,867	$38,162	$34,432	$36,852	$34,432

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Six Months Ended
	June	Mar.	Dec.	Sept.	June	June	June
	2007	2007	2006	2006	2006	2007	2006

INCOME STATEMENT

Interest income
Interest and fees on loans	$31,573	$30,760	$29,175	$28,553	$26,355	$62,332	$49,831
Interest on taxable securities	3,434	3,337	3,032	2,986	2,950	6,771	5,692
Interest on nontaxable securities	176	179	174	156	127	355	225
Interest on deposits in other banks	659	1,042	1,626	899	390	1,700	1,057
Interest on federal funds sold	1	91	73	30	-	92	158
Total interest income	35,842	35,409	34,080	32,624	29,822	71,251	56,963

Interest expense
Interest on deposits	15,540	15,205	14,392	12,600	9,979	30,744	18,607
Interest on federal funds purchased and securities
sold under agreements to repurchase	34	59	62	37	48	93	81
Interest on other borrowings	1,939	1,727	1,713	2,090	2,122	3,665	4,210
Total interest expense	17,512	16,991	16,167	14,727	12,149	34,503	22,898

Net interest income	18,330	18,419	17,913	17,897	17,673	36,748	34,065

Provision for loan losses	936	507	713	713	901	1,444	1,411

Net interest income after provision for loan losses	17,394	17,911	17,200	17,184	16,772	35,304	32,654

Noninterest income
Service charges on deposit accounts	3,066	2,870	3,665	2,978	2,926	5,936	5,557
Mortgage banking activity	799	683	639	547	494	1,482	948
Other non-interest income	769	972	2,718	1,730	430	1,742	1,230
Gain(loss) on sale of securities	8	-	-	(3)	(314)	8	(305)
Total noninterest income	4,643	4,525	7,023	5,252	3,536	9,168	7,430

Noninterest expense
Salaries and employee benefits	7,492	7,732	7,445	7,131	6,042	15,224	12,666
Equipment and occupancy expense	1,718	1,676	2,281	1,658	1,544	3,394	2,897
Amortization of intangible assets	324	324	322	344	232	649	441
Other operating expenses	4,245	4,712	5,577	4,348	4,476	8,956	8,375
Total noninterest expense	13,780	14,444	15,626	13,481	12,294	28,224	24,379

Operating Profit	8,257	7,992	8,597	8,955	8,014	16,248	15,705

Provision for income taxes	2,884	2,968	2,838	3,001	2,699	5,852	5,290

Net Income	$5,373	$5,024	$5,759	$5,954	$5,315	$10,397	$10,415

Diluted earnings per share	0.39	0.37	0.43	0.45	0.40	0.76	0.79

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	June	Mar.	Dec.	Sept.	June
	2007	2007	2006	2006	2006

PERIOD-END BALANCE SHEET

Assets
Cash and due from banks	$50,328	$49,640	$66,856	$54,093	$63,894
Federal funds sold & interest bearing balances	16,342	94,496	135,232	148,118	26,642
Securities available for sale, at fair value	300,642	300,322	283,192	266,546	257,283

Loans	1,556,862	1,475,869	1,442,951	1,373,071	1,330,713
Less: allowance for loan losses	25,032	25,113	24,863	23,905	23,366
Loans, net	1,531,831	1,450,756	1,418,088	1,349,166	1,307,347

Premises and equipment, net	52,385	47,251	46,604	42,266	40,625
Intangible assets, net	5,450	5,775	6,099	5,640	5,971
Goodwill	54,629	54,419	54,365	42,933	42,933
Other assets	37,466	33,754	37,106	37,142	38,649
Total Assets	$2,049,073	$2,036,413	$2,047,542	$1,945,904	$1,783,344

Liabilities
Deposits:
Noninterest-bearing demand	$200,849	$197,845	$221,592	$226,939	$201,489
Interest-bearing demand	576,309	574,089	545,564	517,300	418,310
Savings	60,243	64,182	63,255	66,645	71,873
Time deposits	857,785	876,391	879,752	830,082	754,456
Total deposits	1,695,185	1,712,507	1,710,163	1,640,966	1,446,128
Federal funds purchased & securities sold under
agreements to repurchase	6,966	5,370	15,933	6,725	3,769
Other borrowings	105,500	75,500	75,500	76,287	124,094
Other liabilities	15,054	18,003	24,945	19,217	15,629
Subordinated deferrable interest debentures	42,269	42,269	42,269	42,269	40,722
Total liabilities	1,864,974	1,853,649	1,868,810	1,785,464	1,630,342

Stockholders' equity
Common stock	14,868	14,850	14,850	14,356	14,340
Capital Surplus	82,238	81,620	81,481	67,728	67,352
Retained Earnings	102,124	98,631	95,523	91,589	87,466
Accumulated other comprehensive income	(4,231)	(1,744)	(2,529)	(2,640)	(5,675)
Less treasury stock	(10,900)	(10,593)	(10,593)	(10,593)	(10,481)
Total stockholders' equity	184,099	182,764	178,732	160,440	153,002
Total liabilities and stockholders' equity	$2,049,073	$2,036,413	$2,047,542	$1,945,904	$1,783,344

Other Data
Earning Assets	1,873,846	1,870,687	1,861,375	1,787,735	1,614,638
Intangible Assets	60,079	60,193	60,464	48,573	48,904
Interest bearing liabilities	1,649,071	1,637,801	1,622,273	1,539,308	1,413,224
Average Assets	2,030,018	2,014,040	1,946,772	1,851,073	1,733,204
Average Stockholders' Equity	185,177	181,645	169,135	155,922	152,329

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Six Months Ended
	June	Mar.	Dec.	Sept.	June	June	June
	2007	2007	2006	2006	2006	2007	2006

ASSET QUALITY INFORMATION

Allowance for loan losses
Balance at beginning of period	$25,113	$24,863	$23,905	$23,366	$22,616	$24,863	$22,294
Acquired Reserves	-	-	1,024	-	-	-	-
Provision for loan loss	936	507	713	713	901	1,444	1,411

Charge-offs	1,327	787	1,635	744	339	2,113	1,758
Recoveries	309	530	856	570	188	839	1,419
Net charge-offs (recoveries)	1,018	257	779	174	151	1,275	339

Ending balance	$25,032	$25,113	$24,863	$23,905	$23,366	$25,032	$23,366

As a percentage of loans	1.61%	1.70%	1.72%	1.74%	1.76%	1.61%	1.76%
As a percentage of nonperforming loans	154.51%	282.46%	361.54%	283.37%	316.74%	154.51%	316.74%
As a percentage of nonperforming assets	136.90%	252.93%	285.29%	237.91%	250.95%	136.90%	250.95%

Net Charge-off information
Charge-offs
Commercial	$959	$353	$1,078	$300	$153	$1,312	$334
Installment	82	146	385	159	167	228	330
Real Estate	286	288	145	280	14	574	1,019
Agriculture	-	-	7	4	3	-	3
Other	-	-	20	1	2	-	72
Total charge-offs	1,327	787	1,635	744	339	2,113	1,758

Recoveries
Commercial	192	357	356	481	55	549	691
Installment	100	121	107	61	62	221	309
Real Estate	17	51	362	21	27	68	362
Agriculture	-	0	31	4	32	0	32
Other	-	-	-	3	12	-	25
Total recoveries	309	530	856	570	188	839	1,419

Net charge-offs (recoveries)	$1,018	$257	$779	$174	$151	$1,275	$339

Non-accrual loans	16,201	8,891	6,877	8,436	7,377	16,201	7,377
Foreclosed assets	2,084	1,038	1,838	1,612	1,934	2,084	1,934
Total non-performing assets	18,285	9,929	8,715	10,048	9,311	18,285	9,311
Non-performing assets as a percent of loans
and foreclosed assets	1.17%	0.67%	0.60%	0.73%	0.70%	1.17%	0.70%
Net charge offs as a percent of loans (Annualized)	0.26%	0.07%	0.22%	0.05%	0.05%	0.16%	0.05%

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Six Months Ended
	June	Mar.	Dec.	Sept.	June	June	June
	2007	2007	2006	2006	2006	2007	2006

AVERAGE BALANCES

Short term assets	$49,200	$85,297	$126,332	$64,374	$25,277	67,249	$47,403
Investment securities	301,848	292,979	272,769	266,450	270,842	297,414	268,261
Loans	1,511,333	1,458,725	1,377,824	1,351,601	1,289,354	1,485,029	1,251,635
Total Earning Assets	1,862,381	1,837,001	1,776,925	1,682,425	1,585,473	1,849,691	1,567,299

Noninterest bearing deposits	192,298	199,779	199,812	180,932	188,562	196,039	189,319
Interest bearing deposits	572,400	554,530	521,539	476,371	417,953	563,465	413,584
Savings	61,733	62,933	64,450	70,282	73,368	62,333	73,215
CDs	866,589	875,003	841,387	801,856	738,859	870,796	723,377
Deposits	1,693,020	1,692,245	1,627,188	1,529,441	1,418,742	1,692,633	1,399,495

FHLB advances	83,109	71,547	71,087	86,141	101,044	77,328	100,955
Subordinated debentures	42,269	42,269	42,269	43,580	40,722	42,269	40,722
Other borrowings	10,689	13,745	14,810	11,884	12,737	12,217	15,201
Total non-deposit funding	136,067	127,561	128,166	141,605	154,503	131,814	156,878

Total funding	$1,829,087	$1,819,806	$1,755,354	$1,671,046	$1,573,245	$1,824,446	$1,556,372

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Six Months Ended
	June	Mar.	Dec.	Sept.	June	June	June
	2007	2007	2006	2006	2006	2007	2006

INTEREST INCOME/EXPENSE

Short term assets	$659	$1,133	$1,699	$929	$390	$1,792	$1,215
Investment securities (TE)	3,705	3,612	3,294	3,223	3,143	7,317	6,033
Loans (TE)	31,869	30,810	29,239	28,622	26,419	62,679	49,948
Total Earning Assets	36,233	35,555	34,232	32,774	29,952	71,788	57,196

Noninterest bearing deposits	-	-	-	-	-	-	-
Interest bearing deposits	4,393	4,183	3,866	3,120	2,045	8,576	3,680
Savings	163	164	178	193	186	327	360
CDs	10,983	10,858	10,349	9,287	7,748	21,841	14,567
Deposits	15,539	15,205	14,392	12,600	9,979	30,744	18,607

FHLB advances	1,084	888	899	1,087	1,131	1,972	2,260
Subordinated debentures	768	754	724	916	909	1,522	1,793
Other borrowings	120	144	152	124	130	264	238
Total non-deposit funding	1,972	1,786	1,775	2,127	2,170	3,758	4,291

Total funding	$17,511	$16,991	$16,167	$14,727	$12,149	$34,502	$22,898

Net Interest Income (TE)	$18,722	$18,565	$18,065	$18,047	$17,803	$37,286	$34,298

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Six Months Ended
	June	Mar.	Dec.	Sept.	June	June	June
	2007	2007	2006	2006	2006	2007	2006
YIELDS (1)

Short term assets	5.37%	5.39%	5.34%	5.73%	6.19%	5.37%	5.17%
Investment securities	4.92%	5.00%	4.79%	4.80%	4.65%	4.96%	4.54%
Loans	8.46%	8.57%	8.42%	8.40%	8.22%	8.51%	8.05%
Total Earning Assets (2)	7.80%	7.85%	7.64%	7.73%	7.58%	7.83%	7.36%

Noninterest bearing deposits
Interest bearing deposits	3.08%	3.06%	2.94%	2.60%	1.96%	3.07%	1.79%
Savings	1.06%	1.06%	1.09%	1.09%	1.02%	1.06%	0.99%
CDs	5.08%	5.03%	4.88%	4.59%	4.21%	5.06%	4.06%
Deposits	3.68%	3.64%	3.51%	3.27%	2.82%	3.66%	2.68%

FHLB advances	5.23%	5.03%	5.02%	5.01%	4.49%	5.14%	4.51%
Subordinated debentures	7.29%	7.23%	6.80%	8.34%	8.95%	7.26%	8.88%
Other borrowings	4.50%	4.26%	4.07%	4.14%	4.09%	4.37%	3.16%
Total non-deposit funding	5.81%	5.68%	5.49%	5.96%	5.63%	5.75%	5.52%

Total funding (3)	3.84%	3.79%	3.65%	3.50%	3.10%	3.81%	2.97%

Net interest spread	3.96%	4.06%	3.99%	4.23%	4.48%	4.01%	4.39%
Net interest margin	4.03%	4.10%	4.03%	4.26%	4.50%	4.07%	4.41%

(1) Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 34%.
(2) Rate calculated based on average earning assets.
(3) Rate calculated based on average interest bearing liabilities.